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                                                                    EXHIBIT 23.2



The Board of Directors
Proxim, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Proxim, Inc. of our report dated January 25, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in the Annual Report on Form 10-K. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Jose, California

April 19, 2000